Exhibit 10.12
EXECUTION VERSION
TechniScan, Inc.
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
February 11, 2008

Table of Contents
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
SCHEDULES:
1	Company Disclosure Schedule

2	Purchaser Disclosure Schedule
EXHIBITS:
A	Amended and Restated Articles of Incorporation

B	Form of Warrant

C	Form of Voting Agreement

D	Form of OEM Agreement

E	Form of Right of First Refusal and Co-Sale Agreement

F	Form of Confidentiality and Inventions Agreement

G	Form of Distribution Agreement

H	Form of Legal Opinion

I	Stock Option Summary

TechniScan, Inc.
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of February 11, 2008 by and between TechniScan, Inc., a Utah corporation (the “Company”), and Esaote, S.p.A., a company organized under the laws of the Republic of Italy (the “Purchaser”).
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Authorization and Sale of Preferred Stock and Warrants.
          1.1 Authorization. The Company has duly authorized (a) the sale and issuance of up to 20,000,000 shares of its Series E Preferred Stock (the “Series E Preferred Stock”), (b) the issuance of such shares of Common Stock of the Company (the “Common Stock”) to be issued upon conversion of the shares of Series E Preferred Stock, and (c) the sale and issuance of up to 1,500,000 warrants to purchase shares of the Common Stock. The Series E Preferred Stock and the Common Stock have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Articles of Incorporation (the “Amended Articles”) in the form attached hereto as Exhibit A.
          1.2 Sale of Preferred Stock and Warrants. Subject to the terms and conditions hereof, the Purchaser desires to purchase and the Company agrees to sell up to 10,000,000 shares of the Series E Preferred Stock (the “Shares”) at a price of $0.90 per Share and warrants to purchase up to 1,500,000 shares of the Common Stock, at an exercise price of $0.75 per share, in the form attached hereto as Exhibit B (the “Warrants”). At the Initial Closing, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase, 3,333,334 Shares and 500,000 Warrants. The Purchaser or its assignee pursuant to Section 9.3 may purchase, at its sole discretion, up to 3,333,333 Shares and 500,000 Warrants at each of the Second and Third Closings pursuant to the terms and conditions of this Agreement.
          1.3 Purchase Price. The total aggregate purchase price for the Shares and the Warrants, if Purchaser exercises its full rights to purchase Shares and Warrants at each Closing, is $9,000,000. The Purchaser has hereby delivered and paid concurrently herewith $3,000,000, being the amount required to purchase 3,333,334 Shares and 500,000 Warrants at the Initial Closing, $2,000,000 of such amount has been paid in cash, and $1,000,000 has been paid in the form of an account credit under the OEM Agreement (as defined herein), pursuant to which the Company may purchase engineering and design support, prototype equipment and supplies at costs set forth in the OEM Agreement.
     2. Closings: Delivery. The purchase of Shares and Warrants hereunder shall take place in three separate closings (each, a “Closing”), as set forth below:
          2.1 Initial Closing. The closing of the purchase and sale of the initial 3,333,334 Shares and 500,000 Warrants hereunder (the “Initial Closing”) shall be held at the offices of TechniScan, Inc., at 1011 East Murray Holladay Road., Salt Lake City, Utah, 84117, within 10 calendar days of the date that (i) all documents contemplated by this Agreement have been completed, and (ii) other investors (excluding Purchaser) have subscribed, and paid, for a minimum of 1,111,112 shares of Series E Preferred Stock ($1,000,000) in accordance with Section 2.6 of this Agreement, or at such other time and place as is mutually agreed to by the parties hereto; provided, however, that the Initial Closing shall not be held later than February 29, 2008.
          2.2 Second Closing. Purchaser shall have the right to purchase up to 3,333,333 additional Shares and 500,000 additional Warrants for $3,000,000 at a second Closing (the “Second Closing”), within 30 days of receipt by the Company of its first 510(k) approval from the US Food and Drug Administration (the “FDA”) with respect to the breast imaging system currently under development by the Company (the “Imaging System”).
          2.3 Third Closing. Purchaser shall have the right to purchase up to 3,333,333 additional Shares and 500,000 additional Warrants for $3,000,000 at a third Closing (the “Third Closing”), within 30 days from the Company’s completion of the manufacturing of the first clinical model of the Imaging System and the shipment of the first three Imaging Systems to sites for clinical testing and/or commercial use, provided that the Company has also received the second 510(k) approval from the FDA with respect to the Imaging System. For purposes of this Section 2.3, the “second 510(k) approval” shall cover an automated reflection system with handheld probe, and custom array and transmission for refraction correction, and this clearance shall add transmission speed of sound data for correction of the reflection image. Notwithstanding the foregoing, Purchaser may purchase Shares and Warrants at the Third Closing despite the non-occurrence of the above condition(s), provided that Purchaser will have purchased a total of at least 7,777,778 Shares (including the Shares purchased at the Third Closing) prior to December 31, 2008.
          2.4 Conditions of the Second and Third Closings.
          (a) Notice. The Company shall notify Purchaser as soon as practicable upon, but in no event more than ten (10) days after, the occurrence of the conditions set forth in Sections 2.2 and 2.3 above.
          (b) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true, correct and complete in all respects as of the Second Closing or Third Closing, as applicable, with the same force and effect as if they had been made on and as of the date of the Second or Third Closing, as applicable. The Company shall provide an officer’s bring-down certificate confirming the representations and warranties contained herein at the Second Closing and the Third Closing or, if applicable, written documentation to Purchaser of any material changes to the Disclosure Schedule attached to this Agreement as of the date of the Second Closing and Third Closing, as applicable; provided, however, that Purchaser shall not be obligated to provide Purchaser with written documentation of any change that was previously disclosed to the Board of Directors of the Company so long as the director designated by Purchaser was present at such meeting.

          (c) Second Closing Minimum. In the event that Purchaser fails to purchase at least 1,111,111 Shares at the Second Closing, Purchaser shall not receive Warrants at the Second and Third Closings and Purchaser’s right to purchase Shares at the Third Closing shall be limited to the number of Shares actually purchased at the Second Closing.
          (d) Termination of Rights. Subject to Section 8.2 hereof, if Purchaser has not purchased at least 7,777,778 Shares before December 31, 2008, pursuant to its rights to invest at the Initial Closing, the Second Closing and the Third Closing, the Protective Provisions (as set forth and defined in the Amended Articles), and the right of first refusal set forth in Section 5 of the Rights Agreement (as defined herein), shall each terminate.
          (e) Right to Receive Warrants. In order to receive 500,000 Warrants at the Second Closing, Purchaser must elect to purchase at least 1,111,111 Shares at the Second Closing. In order to receive 500,000 Warrants at the Third Closing, Purchaser must have purchased a total of at least 7,777,778 Shares (including Shares purchased at the Third Closing) prior to December 31, 2008.
          2.5 Delivery. Subject to the terms of this Agreement, at each Closing, the Company will deliver to the Purchaser the Warrants and the certificates representing the number of Shares being purchased by the Purchaser, which certificates shall be registered in the name of the Purchaser, against payment in full by the Purchaser of the purchase price therefore by check or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company, payable to the order of the Company.
          2.6 Additional Investors. The Company shall be authorized to issue up to 10,000,000 shares of Series E Preferred Stock to investors other than Purchaser who agree to be bound by terms and conditions acceptable to Purchaser.
     3. Representations and Warranties of the Company.
          The Company hereby represents and warrants to the Purchaser that:
          3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Utah, is in good standing under such laws and is qualified to do business in Utah. The Company has all requisite power and authority to own, operate and/or lease its properties and assets and to conduct its business as presently conducted and as proposed to be conducted. The Company is qualified or licensed and in good standing as a foreign corporation in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary and the failure to be so qualified or licensed could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. True, complete and accurate copies of the Company’s Articles of Incorporation, Bylaws and all amendments to each to date have been delivered to the Purchaser, or to counsel for the Purchaser, and the Company has provided such Purchaser or counsel with copies of the minutes of all meetings, and all consents in lieu of meetings, of the Board of Directors and stockholders of the Company. Prior to the Initial Closing, the Company shall have properly filed the Amended Articles with the Utah Department of Commerce, Division of Corporations and

Commercial Code (the “Utah Division of Corporations”) and the same shall be in full force and effect.
          3.2 Capitalization.
               (a) At the Initial Closing, the authorized capital stock of the Company will be 57,416,837 shares of Common Stock, par value $.001 per share, and 28,525,570 shares of preferred stock, par value $.001 per share (“Preferred Stock”); of such authorized shares of capital stock of the Company, 15,621,752 shares of Common Stock, and 8,525,570 shares of Series D Preferred Stock will be issued and outstanding immediately prior to the Initial Closing. All prior series of Preferred Stock, designated as series A through C, have heretofore been converted into Common Stock. As of the Initial Closing, the Company will be authorized to issue 20,000,000 shares of Series E Preferred Stock. As of the Initial Closing, there are a maximum of 6,666,667 and a minimum of 4,444,444 shares of Common Stock reserved for issuance under the Company’s Employee Stock Option Plan, 3,450,639 of which are subject to outstanding option grants. In addition to the up to 1,500,000 Warrants to be granted at the Initial Closing, the Second Closing and the Third Closing, there will be 3,303,896 Common Stock purchase warrants outstanding immediately prior to the Initial Closing. Schedule 3.2(a) sets forth a list of all holders of Common Stock, Preferred Stock, warrants, options, convertible debt and any other security, derivative (whether or not exercisable or in the money) or instrument convertible into equity in the Company (collectively, the “Company Securities”), as well as the amounts and form of Company Securities held by each such holder, immediately prior to the Initial Closing. Schedule 3.2(a) also sets forth a fully-diluted pro-forma of the capitalization of the Company, including all Company Securities, following the issuance of all the authorized shares of Series E Preferred Stock. The rights, privileges and preferences of the Company’s capital stock as of the Closings shall be as stated in the Amended Articles and as provided under Utah law. The Company is not subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934.
               (b) All issued and outstanding shares (i) have been, and as of the applicable Closing will be, duly authorized, validly issued, fully paid and nonassessable, and (ii) are and were, and as of the date of the applicable Closing will have been, offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities.
               (c) Except as set forth in Schedule 3.2(c), there are no outstanding rights, subscriptions, calls, options, warrants, preemptive rights, conversion rights or agreements granted or issued by or binding upon the Company for the purchase or acquisition (contingent or otherwise) from the Company of any shares of its capital stock or any other securities, except in accordance with the terms of this Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any shares of its capital stock. No holder of Common Stock or Preferred Stock or any other security of the Company or any other person or entity is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Shares or otherwise. Except as set forth on Schedule 3.2(c) or as contemplated by Section 5 of this Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock or Preferred Stock of the Company affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of 1933, as amended, of any securities of the Company, nor is the Company a party to any such voting trust, agreement or arrangement.
          3.3 Corporate Power; Authorization. The Company has all requisite power and authority to enter into this Agreement; the Warrant, the Voting Agreement in the form attached hereto as Exhibit C (the “Voting Agreement”), the OEM Agreement in the form attached hereto as Exhibit D (the “OEM Agreement”), the Rights of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E (the “Rights Agreement”) (collectively, the “Related Agreements”); and the other documents and agreements contemplated herein, to sell the Shares and Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Related Agreements and the other documents and agreements contemplated herein. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Related Agreements and the other documents and agreements contemplated herein, for the performance of the Company’s obligations hereunder, for the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Shares, Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants, has been taken or will be taken prior to the applicable Closing. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. As of the Initial Closing, the Second Closing and the Third Closing, as applicable, this Agreement, the Related Agreements and the other documents and agreements contemplated herein, will have been duly executed and delivered by the Company, and all parties thereto (other than the Purchaser) as contemplated herein, and will constitute legal, valid and binding obligations of the Company and such other parties, enforceable against each of them in accordance with their terms.
          3.4 Subsidiaries. Except as set forth on Schedule 3.4, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock or equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership. The Company does not have any outstanding advances or loans to or from any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government (“Person”).
          3.5 Validity of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, claims, liens or encumbrances created by the Company. The Common Stock issuable upon conversion of the Shares, and upon exercise of the Warrants, has been, or prior to the applicable Closing will be, duly and validly reserved and, upon issuance in accordance with the terms of this Agreement and the Amended Articles, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any preemptive rights, security interests, restrictions on transfer, claims, liens or encumbrances other than restrictions under applicable and state securities laws.

          3.6 Governmental Consents.
               (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency on the part of the Company is or was required for the Company’s valid execution, delivery and performance of this Agreement or the offer, sale or issuance of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof, as applicable) or the consummation of any other transaction contemplated hereby, except for the filing of the Amended Articles with the Utah Division of Corporations, which shall be filed by the Company prior to the Initial Closing, and, the filing of a notice under Regulation D under the Securities Act of 1933, as amended (the “Act”), and the filing of a notice of exemption pursuant to the Utah Uniform Securities Act, as amended (the “Utah Securities Law”), both of which shall be filed by the Company immediately following the applicable Closing. Based in part upon the truth of the representations and warranties of the Purchaser contained in Section 4 of this Agreement, the offer, sale and issuance of the Shares and Warrants (and of the Common Stock issuable upon conversion or exercise thereof, as applicable) in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Act and from the qualification requirements of the Utah Securities Law.
               (b) The Company has obtained all consents, approvals, licenses, permits or authorizations (“Approvals”) of, made all declarations or filings with, and given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted in which the failure to so obtain, make or give could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. The Company is not in material violation of any such Approval or any terms or conditions thereof. All such Approvals are in full force and effect, have been duly issued to and fully paid for by the holder thereof and, to the best of the Company’s knowledge, no suspension or cancellation thereof has been threatened. No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other Related Agreements contemplated hereunder or executed herewith. Schedule 3.6(b) sets forth all filings submitted by the Company to the FDA.
          3.7 Compliance with Other Instruments and Laws. Except as described in Schedule 3.7:
               (a) The Company is not (i) in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on the date hereof and on and as of the applicable Closing; or (ii) except as to defaults which would result in liability or loss to the Company of $25,000 or less in the aggregate, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (A) any evidence of indebtedness for any money borrowed or any other evidence of indebtedness or any instrument or agreement under or pursuant to which any evidence of indebtedness for money borrowed or other evidence of indebtedness has been issued, (B) any of the Contracts, or (C) any other instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it is bound or any of its properties is affected. The

Company has not defaulted on, nor has it failed to make at the time contemplated, payment of any principal of, or premium or interest on, any indebtedness of $25,000 or more in the aggregate. Neither the execution, delivery and performance of and compliance with this Agreement nor the offer, issuance and sale of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof, as applicable) does or will: (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute or default under, or result in the creation of any lien on any of the properties or assets of the Company pursuant to the terms of any instrument or agreement referred to in this Section to which the Company is a party or by which it is bound; (iii) violate any Law having applicability to the Company or its assets; or (iv) require the consent of, or other action by, any stockholder, trustee or any creditor of, any lessor to or any investor in, the Company or any other person. Neither the Company, nor, to the best of the Company’s knowledge, any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any extraordinary discount, or any other unlawful inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere, including any regulatory authority or health care provider, in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any Person, or (ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company is not dependent upon the making or receipt of such payments, discounts, or other inducements.
               (b) The Company is in full compliance with all Laws to which it is subject, including but not limited to the Federal Food, Drug and Cosmetic Act and all regulations promulgated thereunder. The Company has not received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, and to the best of the Company’s knowledge, no investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of violation of any Law is threatened or contemplated. Relying upon the representations and warranties of the Purchaser in Section 4 hereof with respect to an exemption from the registration requirements of the Act and the qualification requirements of the applicable securities laws, neither the execution, delivery or performance of this Agreement by the Company nor the offer, issuance, sale or delivery of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof, as applicable) does or will cause the Company to be in violation of any statute, law or ordinance or any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency. For purposes of this Agreement, “Governmental Authority” means any court, administrative agency, or commission or other governmental authority or instrumentality, whether domestic or foreign, including the FDA.

               (c) The Company is not a party to or bound by (nor is any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or any action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction which materially adversely affects, or in the future could materially adversely affect, the business, earnings, prospects, properties or conditions (financial or other) of the Company or which could reasonably be interpreted to impose any material restriction on the business operations of the Company.
          3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation in any court or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its business, assets (real, tangible or intangible) or properties that, either individually or in the aggregate, (a) could question the validity or enforceability of this Agreement, the Related Agreements and the other agreements and documents contemplated thereby or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or (b) could adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefore known to the Company) involving the prior employment of any of the Company’s employees, the use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality or arbitrator or arbitration panel. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. Except as set forth in Schedule 3.8, the Company is not currently involved in any dispute with any of its current or former directors, shareholders, employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives, or independent contractors.
          3.9 Financial Statements. Schedule 3.9 sets forth (i) audited financial statements, reflecting the financial performance and condition of the Company as of and for the fiscal years ended December 31, 2006 and December 31, 2005; and (ii) the most recent unaudited financial statements of the Company, reflecting financial performance and condition of the Company as of and for the twelve months ended December 31, 2007 (all such financial statements being referred to herein collectively as the “Financial Statements”). The Financial Statements are true, complete, and correct and have been prepared in accordance with generally accepted accounting principles (“GAAP”) (subject to normal and customary year-end adjustments that are not material for any unaudited statements) applied on a consistent basis throughout the periods indicated. The Financial Statements were prepared in accordance with the books and records of the Company and present fairly, completely and accurately the financial condition and cash flows of the Company as of the respective dates and for the periods indicated. The Company does not have any obligation or a liability, individually or in the aggregate, in excess of $25,000, required to be disclosed on a balance sheet prepared in accordance with GAAP that is not disclosed by the Financial Statements. All financial forecasts of the Company furnished to Purchaser were prepared by the Company in good faith on the basis of reasonable assumptions as of the date on which such financial forecasts were prepared.
          3.10 Absence of Certain Changes. Except as described in Schedule 3.10, since December 31, 2006: (a) the Company has not entered into any transaction which was not in the ordinary course of its business; (b) there has been no material adverse change in the business, earnings, prospects, properties or condition (financial or other) of the Company; (c) there has been no damage to, destruction of or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business, earnings, prospects, properties or condition (financial or other) of the Company; (d) the Company has not declared or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its capital stock, or issued any shares of its capital stock; (e) the Company has not received notice that there has been a cancellation of an order for its services or a loss of a customer of the Company, the cancellation or loss of which could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company; (f) there has been no resignation or termination of employment of any key officer or key employee of the Company and the Company does not know of the impending resignation or termination of employment of any key officer or key employee of the Company in either case; (g) there has been no labor dispute involving the Company or any of its employees; (h) there has been no materially adverse change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; (i) there have been no loans made by the Company to its employees, officers or directors, other than travel advances and other advances made in the ordinary course of business; (j) there has been no waiver or compromise by the Company of a valuable right or of a debt owed to it or amendment or change to any material contract or arrangement of the Company; (k) there has been no sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets or any material assets of the Company; (l) there has been no extraordinary increase in the compensation of any of the Company’s employees, officers or directors and there has been no increase in the compensation of any such employees, officers or directors who earn compensation at an annual rate of more than $40,000; (m) there has been no change to any method of the Company’s accounting or accounting practice; (n) the Company has not incurred capital expenditures, or entered into commitments therefore, other than in the ordinary course of business; (o) the Company has not discharged or satisfied any encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Financial Statements and current liabilities incurred since December 31, 2006, in the ordinary course of business; (p) there has been no agreement or commitment by the Company to do or perform any of the acts described in this Section 3.10 or (q) there has been no other event or condition of any character which might reasonably be expected either to materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or liabilities of the Company or to impair the ability of the Company to conduct the business now being or proposed to be conducted by it.
          3.11 Material Contracts and Commitments.
               (a) Except as set forth in Schedule 3.11, the Company has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) of any material nature (the “Contracts”), including, without limitation, the following: (1) loans, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgages, pledges, liens, security interests or other encumbrances on any of the Company’s property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person; (2) employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among stockholders and the Company; (3) agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies; (4) agreements with any labor union or collective bargaining organization or other similar labor agreements; (5) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors; (6) any indenture, agreement or other document (including private placement brochures) relating to the sale or repurchase of securities; (7) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party; (8) agreements and purchase orders with customers; (9) agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person; (10) agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing; (11) agreements involving or letters of intent with respect to the acquisition of the business, assets or shares of any other business; (12) insurance policies; (13) license agreements; and (14) powers of attorney. Except as provided in Schedule 3.11, the Company is not a party to (i) any Contract for the employment of any employee that is not terminable at will pursuant to the terms of such contract, without any liability to the Company, or (ii) any Contract for the purchase or lease of any material assets or the sale of any of its material assets or the grant of any preferential rights to purchase any of its material assets or rights, other than in the ordinary course of business.
               (b) The Company has provided the Purchaser with either copies of or access to all of the Contracts, if any. Each of the Contracts is valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with its terms. The Company is not in default under, or otherwise in violation of the terms of, any of the Contracts in any material respect. To the best of the Company’s knowledge, no other party to any of the Contracts is in default thereunder or otherwise in violation of the material terms thereof. None of the Contracts is burdensome to the Company and all were entered into in the ordinary course of business in arms-length transactions.
          3.12 Registration Rights. Except as set forth on Schedule 3.12, the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including but not limited to demand or piggy-back registration rights.
          3.13 Title to Property and Assets. The Company has good and marketable title to its properties and assets (except for assets and properties having aggregate value of less than $25,000) free and clear of all mortgages, security interests, claims, liens and encumbrances, except liens for current taxes and assessments not yet due. The Company owns or leases all properties and assets necessary to the operation of its business as now conducted. With respect to the property and assets it leases, the Company has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are in full force and effect, and the Company is in compliance with such leases and holds a valid leasehold interest free of all security interests, liens, claims or encumbrances. The Company’s tangible properties and assets are in good condition and repair, except for ordinary wear and tear, and are suitable and adequate for the uses for which they are intended or are being used.
          3.14 Outstanding Indebtedness; Liabilities. The Company has no indebtedness for borrowed money which the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable, except as shown on the Financial Statements and as described in the Contracts. The Company has no liabilities or obligations, absolute or contingent, which are not shown or reflected in the Financial Statements, except (1) those incurred after the date of the Financial Statements in the ordinary course of business that would not result, or reasonably be expected to result, individually, or in the aggregate, in a material adverse effect on the Company, or (2) normal contractual obligations under the Contracts set forth in Schedule 3.11.
          3.15 Shareholder Agreements. Except as set forth on Schedule 3.15 and as contemplated by Section 5 hereof, there are no voting trusts or other agreements or arrangements which grant rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right to freely alienate or vote such shares.
          3.16 Employee Compensation Plans. Except as set forth in the Company’s Employee Stock Option Plan attached as Schedule 3.16, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Company does not maintain any “employee benefit plan” (as such term is defined by the Employee Retirement Income Security Act of 1974). Counsel for the Purchaser has been provided with copies of such plans, if any, and any agreements arising therefrom to which the Company currently is a party.
          3.17 Labor Union Activities. The Company is not engaged in any unfair labor practice which could adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. There are (a) no unfair labor practice complaints pending or, to the best knowledge of the Company threatened against the Company or before the National Labor Relations Board which could adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slow down or stoppage pending or, to the best knowledge of the Company, threatened against the Company; and (c) no union representation question existing with respect to the employees of the Company and no union organizing activities taking place with respect to the Company. There are no collective bargaining agreements between the Company and any of its employees.

          3.18 Employee Relations. To the best of the Company’s knowledge, its relations with its employees are good. Schedule 3.18 sets forth a list of the following information for all current employees of the Company, including each employee on leave of absence or layoff status of the date hereof: name; job title; date of hire; and current annual compensation. The Company is in compliance in all material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker’s compensation, employee privacy and right to know except to the extent that noncompliance would not have a material adverse effect on the Company.
          3.19 Tax Returns and Audits. The Company has duly prepared and timely filed all federal, state, local and foreign tax returns required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments, fees and charges shown on such returns or on other assessments or charges received by the Company. All of such tax returns are true and complete in all material respects. No income or sales tax returns of the Company have been audited. No deficiency assessment or proposed adjustment of the Company’s United States income tax or state or municipal taxes is pending. No extensions of the time for the assessment of deficiencies have been granted to the Company. The Company is not a party to or bound by or obligated under any tax sharing or similar agreement. There are no liens on any properties or assets of the Company imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge. The charges, accruals and reserves, if any, on the books of the Company in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with GAAP, and the Company does not know of any additional unpaid assessments for such periods or of any basis therefor. There is no action, suit, proceeding, audit, investigation or claim pending or threatened with respect of any taxes for which the Company is or may become liable, nor has any deficiency or claim for any such taxes been proposed, asserted to, or threatened. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof, as applicable).
          3.20 Disclosure. No representation, warranty or statement by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement (including all exhibits and schedules hereto and any other agreements or documents delivered at one of the Closings or any Financial Statements referred to in Section 3.9 hereof) contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company that has not been disclosed to the Purchaser in writing that (1) materially adversely affects or could materially adversely affect the business, earnings, properties or condition (financial or other) of the Company or (2) adversely affects or could adversely affect the ability of the Company to perform its obligations under this Agreement.

          3.21 Certain Transactions. Except as set forth in Schedule 3.21, the Company is not indebted, either directly or indirectly, to any of its officers, directors or holders of its capital stock or to their respective spouses, children or other family members; none of such officers, directors and holders of capital stock or any members of their families are indebted to the Company or, to the best of the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. No officer, director or holder of any of the Company’s capital stock or to the best of the Company’s knowledge, any member of their immediate families is, directly or indirectly, interested in any existing or past contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
          3.22 Environmental Laws and Regulations. The Company is in compliance with all federal, state, local or foreign laws, common law, rules, codes, administrative orders or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws, common law, rules codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws.
          3.23 Minute Books; Books and Records. The minute books of the Company provided to the Purchaser contain all resolutions adopted by directors and stockholders since the incorporation of the Company and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minutes or written consents. The books of account, stock records, minute books and other records of the Company are true and complete in all material respects and have been maintained in accordance with good business practices.
          3.24 Insurance Coverage. Schedule 3.24 sets forth the insurance policies that are in full force and effect for the Company. All such policies have been issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations engaged in the same or similar business and similarly situated. All such policies are sufficient for compliance by the Company with all applicable legal and regulatory requirements and of all Contracts to which the Company is a party. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.
          3.25 Intellectual Property.

               (a) The Company owns, or is licensed or otherwise possesses rights to use, in its business, products and services, the patents, patent applications, patent disclosures, trademarks, trade names, service marks, trade dress, copyrights and any applications therefor, domain names, maskworks, schematics, technology, know-how, trade secrets, inventions, improvements thereto, ideas, algorithms, processes, computer software programs and applications (source code or object code form) and tangible or intangible proprietary information or material (“Intellectual Property”) which are set forth on Schedule 3.25(a), and Schedule 3.25(a) lists all Intellectual Property material to the Company’s business, products and services that the Company owns, or is licensed or otherwise possess rights to use.
               (b) To the best of the Company’s knowledge, the Company has taken reasonable action that the Company reasonably believed appropriate at the time, based on factors including budgetary limitations, in both domestic and foreign jurisdictions, to register and maintain the registration of Company domain names, copyrights, trademarks, or patentable inventions that are used in and believed to be material to the business, products or services of the Company. Schedule 3.25(b) sets forth the Company’s registered Intellectual Property.
               (c) To the best of the Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company-owned Intellectual Property by any party including any employee or former employee of the Company. Similarly, to the best of the Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation by the Company (including any employee or former employee of the Company) of any third-party patents, trademarks or copyrights (“Third Party Intellectual Property Rights”) used in and believed to be material to the business, products or services of the Company.
               (d) The Company is not in breach of any material license, material sublicense or other material Contract relating to any Company Intellectual Property or Third Party Intellectual Property Rights used in and believe to be material to the business, products or services of the Company.
               (e) To the best of the Company’s knowledge, the conduct of the business of the Company does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.
               (f) All former and current Company officers and employees, as well as any company and consultants engaged in the development of Intellectual Property for the Company, have executed and delivered to the Company an agreement regarding confidentiality and assignment to the Company of any Intellectual Property arising from services performed for the Company by such Persons, in each case in a form substantially similar to the form provided to the Purchaser in Exhibit F (a “Confidentiality and Inventions Agreement”). Schedule 3.25(f) sets forth a list of all such Persons who have executed and delivered a Confidentiality and Inventions Agreement. There is no Intellectual Property developed by any current or former shareholder, director, officer, consultant or employee of the Company that is used in and material to the business of the Company that has not been transferred to the Company, or is not owned free and clear of any encumbrances by, the Company.

               (g) To the best of the Company’s knowledge, the Company has entered into written confidentiality agreements with all third parties having access to Company-owned confidential Intellectual Property that is used in and material to the business, products or services of the Company and not otherwise protected by a patent, a patent application, copyright, trademark or other registration.
          3.26 Internal Accounting Controls. The Company maintains a system of internal accounting controls established and administered in accordance with GAAP and that is effective to provide accurate financial information for the purpose of preparation of accurate financial statements. Such system is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          3.27 Projections. All projections and expressions of opinion or predictions relating to the future sales and financial performance of the Company previously delivered to the Purchaser by the Company or its representatives were made in good faith and prepared on a reasonable basis by the Company.
          3.28 Directors and Officers. Schedule 3.28 lists all current members of the Board of Directors and all current executive-level employees (the “Executive Officers”). To the knowledge of the Company, no current director or current Executive Officer of the Company has: (i) been arrested or convicted for any crime material to an evaluation of such person’s ability or integrity, including, without limitation, any violation of any federal or state securities law or other law which currently or has previously regulated the types of business in which the Company is currently or has previously been engaged; (ii) filed a petition under federal bankruptcy or any state insolvency laws; or (iii) been a director or officer of a business entity which has filed a petition under federal bankruptcy or any state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity.
          3.29 “Company’s Knowledge” Defined. As used in this Section 3, the terms “to the best of the Company’s knowledge,” “to the best knowledge of the Company,” “known to the Company” or similar phrases shall mean the actual knowledge of the Company or any of its employees, officers or directors.
          3.30 “Law” Defined. As used in this Section 3, “Laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments, and decrees applicable to the specified Persons and to the businesses and assets thereof (including, without limitation, laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property, employment practices; terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     4. Representations and Warranties of the Purchaser; Restrictions on Transfer Imposed by the Act, and Utah Securities Law.
          4.1 Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:
               (a) Organization and Standing. The Purchaser is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, is in good standing under such laws and is qualified to do business in all jurisdictions where qualification is required. The Purchaser has all requisite power and authority to own, operate and/or lease its properties and assets and to conduct its business as presently conducted and as proposed to be conducted. The Purchaser is qualified or licensed and in good standing as a foreign corporation in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary and the failure to be so qualified or licensed could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Purchaser.
                    Corporate Power; Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and the Related Agreements; and the other documents and agreements contemplated herein, to purchase the Shares and Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Related Agreements and the other documents and agreements contemplated herein. All corporate action on the part of the Purchaser and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Related Agreements and the other documents and agreements contemplated herein, for the performance of the Purchaser’s obligations hereunder, for the consummation of the transactions contemplated herein, and for the purchase of the Shares and Warrants, has been taken or will be taken prior to the applicable Closing. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. As of the Initial Closing, the Second Closing and the Third Closing, as applicable, this Agreement, the Related Agreements and the other documents and agreements contemplated herein, will have been duly executed and delivered by the Purchaser as contemplated herein, and will constitute a legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms.
               (a) Investment.
                    (i) The Purchaser acknowledges that the Shares and Warrants have not been registered under the Act or qualified under the Utah Securities Law or registered or qualified under any other state securities laws on the ground that no distribution or public offering of the Shares and Warrants is to be effected, and that in this connection the Company is relying in part on the representations of the Purchaser set forth in this Section 4;
                    (ii) The Purchaser further acknowledges that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Shares and Warrants;

                    (iii) The Purchaser is purchasing the Shares and Warrants for its own account (or the account of its parent, subsidiaries or affiliates) and not as nominee or agent for any other person; and
                    (iv) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Company, and at the present time could afford a complete loss of such investment.
               Accredited Investor. The Purchaser represents that it is an Accredited Investor (as such term is defined in Rule 501 of Regulation D promulgated under the Act) and is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to Section 5 of the Act or of the Utah Securities Law and the rules and regulations promulgated thereunder.
               (b) No Conflict. The acquisition and retention of the Shares and Warrants by the Purchaser does not violate any governmental law, rule or regulation binding on the Purchaser.
          4.2 Transfer of Securities. None of the Shares or Warrants shall be transferable except upon the conditions specified in this Section 4.2, which conditions are intended to insure compliance with the provisions of the Act in respect to the transfer of such Shares and Warrants.
               (a) Legend. Unless and until otherwise permitted by this Section 4.2, each certificate or other document evidencing any of the Shares and Warrants shall be endorsed with a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE “BLUE SKY” OR SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. NO SALE, OFFER, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE “BLUE SKY” OR SECURITIES LAWS, OR (II) UPON RECEIPT BY TECHNISCAN, INC. (THE “CORPORATION”) OF AN OPINION OF COUNSEL FOR THE REGISTERED HOLDER HEREOF REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH SALE, OFFER, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE STATE “BLUE SKY” OR SECURITIES LAWS.

IN ADDITION, THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON SALES PURSUANT TO THE TERMS OF ONE OR MORE RIGHTS AGREEMENTS OR SHAREHOLDER AGREEMENTS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSACTION IS MADE AS PERMITTED THEREIN.”
               (b) Restrictions on Transfer. None of the Shares or Warrants shall be transferred (other than transfers to a parent, subsidiary, or other affiliate of a holder of the Shares or Warrants), and the Company shall not be required to register any such transfer, unless and until one of the following events shall have occurred:
                    (i) The Company shall have received an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel, or other evidence reasonably acceptable to the Company, stating that the contemplated transfer is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder. Within five (5) business days after delivery to the Company and its counsel of such opinion or evidence, the Company either shall deliver to the proposed transferor a statement to the effect that such opinion or evidence is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting for any such conclusion) or shall authorize the Company’s transfer agent to make the requested transfer;
                    (ii) The Company shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for the Company setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer;
                    (iii) The Shares and Warrants are transferred pursuant to a registration statement which has been filed with the Commission and has become effective; or
                    (iv) The Shares and Warrants are transferred pursuant to and in accordance with Rule 144 or Rule 144A promulgated by the Commission under the Act.
               (c) Termination of Restrictions and Removal of Legend. The restrictions on transfer imposed by this Section 4.2 shall cease and terminate as to the Shares and Warrants, when (i) such securities shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration, (ii) an acceptable opinion or other evidence as described in Section 4.2.(b)(i) or a “no action” letter described in Section 4.2.(b)(ii) states that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the Act, or (iii) such securities may be sold under and in accordance with Rule 144(k) promulgated by the Commission under the Act. When the restrictions on transfer contained in this Section 4.2 have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from the Company, without expense to him, and upon surrender of existing certificates, new certificates not bearing the legend set forth in Section 4.2(a) hereof.

     5. Conditions to Obligations of the Purchaser.
               The obligation of the Purchaser to purchase the Shares and Warrants at each Closing is subject to the fulfillment to its satisfaction on or prior to the applicable Closing of each of the following conditions, unless waived in writing by the Purchaser:
               5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company and in Section 3 hereof shall be true, correct and complete in all respects when made, and shall be true, correct and complete in all respects as of each applicable Closing with the same force and effect as if they had been made on and as of such Closing. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by the Company on or prior to each Closing.
               5.2 Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.
               5.3 Legal Investment. At the time of each Closing, the purchase of the Shares and Warrants by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject. No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) which is reasonably expected to restrain, prohibit, or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Purchaser.
               5.4 Amended Articles. The Amended Articles shall have been properly filed with the Utah Division of Corporations and the same shall be in full force and effect.
               5.5 Satisfactory Proceedings; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement, the Related Agreements and all documents relating to such transactions shall be satisfactory to the Purchaser and to its counsel. The Company shall have delivered to the Purchaser a certificate, executed on behalf of the Company by the President and the Secretary of the Company, dated as of the date of the applicable Closing, certifying to the fulfillment of the conditions specified in subsections 5.1, 5.2 and 5.4.
               5.6 Board of Directors. The Amended Articles and the Bylaws of the Company shall provide that the Board of Directors shall consist of nine (9) persons, two (2) of whom shall be appointed by the holders of the Company’s Series E Preferred Stock (the “Series E Directors”), effective as of the Initial Closing. Purchaser shall be entitled to appoint one (1) of the Series E Directors (the “Purchaser Director”). The remaining Series E Director, which may be a designee of Purchaser, shall be appointed by the affirmative vote of the holders of a majority of outstanding Series E Preferred Stock. The Purchaser Director shall retain a seat on the Company’s audit committee for a minimum of three (3) years.

               5.7 Voting Agreement. The Company and certain shareholders, including all holders of Series E Preferred Stock, shall have executed the Voting Agreement in substantially the form attached hereto as Exhibit C, and it shall remain in effect.
               5.8 Rights Agreement. The Company and the holders of a majority of the Common Stock and each other class or series of the Company’s issued and outstanding capital stock as of the Initial Closing (including Series E Preferred Stock), including all shareholders who are members of the Board of Directors, officers or employees of the Company, shall have executed the Rights Agreement in substantially the form attached hereto as Exhibit E, and it shall remain in effect.
               5.9 Due Diligence. The Purchaser shall have completed and be satisfied with its due diligence investigation into the Company, in the Purchaser’s sole discretion.
               5.10 Secretary’s Certificate. The Purchaser shall have received from the Company’s Secretary a certificate having attached thereto (i) the Company’s Amended Articles as in effect at the time of the Closing; (ii) the Company’s Bylaws as in effect at the time of the Closing; (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby; (iv) resolutions approved by the Company’s shareholders authorizing the filing of the Amended Articles; and (v) good standing certificates with respect to the Company from the applicable authorities in Utah and any other jurisdiction in which the Company is qualified to do business, dated as of a date not more than 10 days prior to the date of the Closing.
               5.11 Legal Opinion. Prior to the Initial Closing, Purchaser shall have received from legal counsel to the Company an opinion addressed to Purchaser, dated as of the date of the Initial Closing, in substantially the form attached hereto as Exhibit H.
               5.12 Bylaws. The Company shall not amend its Bylaws without the prior written consent of Esaote.
     6. Conditions to Obligations of the Company.
               The Company’s obligation to issue, sell and deliver the Shares and Warrants at each Closing is subject to the fulfillment to its satisfaction on or prior to each Closing of each of the following conditions, unless waived by the Company.
               6.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct as of each Closing with the same force and effect as if they had been made on and as of each Closing.
               6.2 Execution of Agreements. The agreement(s) referred to in Section 5 shall have been executed by the other party(ies) thereto.

     7. Covenants and.Agreements of the Company and the Purchaser.
               7.1 OEM Agreement. Each of the Company and the Purchaser shall execute and deliver an OEM Agreement, in the form attached hereto as Exhibit D, as of the Initial Closing, or as soon thereafter as is reasonably practicable.
               7.2 Distribution Agreement. Each of the Company and the Purchaser shall execute and deliver a Distribution Agreement, in the form attached hereto as Exhibit G, as of the Initial Closing, or as soon thereafter as is reasonably practicable.
               7.3 Advisory Boards. The Company has two advisory boards of experts which provide guidance for product development (the “Scientific Advisory Board”) and clinical application (the “Clinical Advisory Board”). Purchaser shall be invited to provide one qualified candidate to participate on each of the Scientific Advisory Board and the Clinical Advisory Board (one person for each board position).
               7.4 Reporting. The Company shall provide quarterly statements to Purchaser, detailing both the financial and operational performance of the Company. The Company shall provide Purchaser with annual, audited financial statements. The Company shall also provide, as soon as practicable but in any event not later than 60 days prior to the end of each new fiscal year, a budget and business plan for the next fiscal year, which business plan shall include a budget on a monthly basis (including balance sheets and income statements for such months), and promptly after preparation, any revisions to the forecasts contained therein. The Company shall provide Purchaser with such other information concerning the Company’s financials as provided to the Board of Directors of the Company (which may include monthly financial statements).
               7.5 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general corporate purposes, including the continued development of the Company’s WBU™ system (the “WBU™ System”), to obtain 510(k) approval from the FDA for the WBU™ System, to build and deploy systems for clinical studies, for general and administrative expenses, and for marketing and promotion of the WBU™ System.
               7.6 Size of the Board of Directors. The Company shall use commercially reasonable efforts to reduce and maintain the size of the Board of Directors to seven (7) persons within twelve (12) months of the Initial Closing. Thereafter, the Company shall not increase the size of the Board of Directors without the consent of the Purchaser Director.
               7.7 Stock Options. Following each Closing, the amount of Common Stock authorized and reserved for issuance pursuant to the Company’s Employee Stock Option Plan (the “Plan”) shall be equal to eighteen percent (18%) of the issued and outstanding capital stock of the Company. Exhibit I summarizes the currently outstanding options as well as the maximum number of stock options available for grant for the high end and low end investment scenarios at each Closing. The Board of Directors shall determine the exercise price of any options issued pursuant to the Plan, provided that the exercise price shall not exceed eighty percent (80%) of the current fair market value of the Series E Preferred, nor shall the exercise price be less than fifty percent (50%) of the current fair market value of the Series E Preferred.
               7.8 Shareholder Signatures to Rights Agreement. For a six-month period following the Initial Closing, the Company shall use commercially reasonable efforts to obtain signatures to the Rights Agreement of those holders of the Company’s securities who hold more than two percent (2%) of the outstanding capital stock of the Company and who did not sign the Rights Agreement at or before the Initial Closing.
               7.9 Redemption Right. For one year following the Initial Closing, the Second Closing or the Third Closing, as applicable (each, a “Redemption Right Exercise Period”), Purchaser shall have the right (the “Redemption Right”), at its sole discretion, to put to the Company for redemption any or all Shares or Warrants purchased by Purchaser at the applicable Closing for a total aggregate redemption price of $1.00 for all Shares and Warrants redeemed. During any Redemption Right Exercise Period, the Redemption Right may be exercised by delivery to the Company of a written notice (the “Redemption Notice”) duly executed by Purchaser. The Redemption Notice shall specify the number of Shares and/or Warrants to be redeemed (the “Redemption Securities”) and shall include the stock certificate(s) and/or Warrants representing the Redemption Securities (with duly executed endorsement(s) and/or stock power(s) as applicable). The Company shall be obligated to redeem the Redemption Securities within ten (10) Business Days of the Company’s receipt of the Redemption Notice for the total aggregate redemption price of $1.00. In the case of a partial redemption of Shares, the Company shall issue to Purchaser a new stock certificate(s) representing the unredeemed Shares represented by each previously surrendered stock certificate. Any redemption under this Section
               7.10 shall not affect any other remedy available to Purchaser for a breach by the Company of this Agreement, including without limitation the Company’s indemnification obligations hereunder.
     8. Survival of Representations and Covenants; Remedies.
               8.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and each Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be the representations and warranties of the Company, as of the date of such certificate or instrument. All representations and warranties made by a party to this Agreement herein or pursuant hereto (except for the representations and warranties in Sections 3.1 through 3.3, 3.5 through 3.8, 3.16 through 3.19 and 3.22) shall survive the applicable Closing for twenty-four (24) months. The representations and warranties of the Company in Sections 3.1 through 3.3 and 3.5 shall survive the applicable Closing indefinitely. The representations and warranties of the Company in Sections 3.6 through 3.8, 3.16 through 3.19 and 3.22 shall survive until the expiration of the applicable statute of limitations period. All covenants made by a party to this Agreement herein shall survive the applicable Closing until such time as the Series E Preferred Stock purchased pursuant to this Agreement is no longer outstanding.

               8.2 Indemnification. Each party (the “Indemnifying Party”) shall indemnify and hold harmless the other party and its affiliates and their respective shareholders, directors, officers, employees, agents and affiliates (the “Indemnified Parties”) from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) that may be incurred or suffered by reason of (i) any breach by the Indemnifying Party of any of its representations and warranties set forth in this Agreement, or (ii) any breach by the Indemnifying Party of the covenants set forth in Section 7 hereof that remains uncured 45 days after notice thereof.
                    (a) To the extent that the Company has any indemnification obligations pursuant to this Section 8.2, the Purchaser shall have the right to recover Losses from the Company by exercising its rights directly against the Company and, if necessary, to enforce its rights under Section 9.15 below; or
                    (b) As an alternative to the remedy provided in clause (a) above, if the Company has breached any of its representations and warranties set forth in this Agreement and such breach or breaches (i) negatively impacted the value of the Company in an amount equal to Two Million Dollars ($2,000,000) or greater or (ii) reduced the value of the Purchaser’s Shares by One Million Dollars ($1,000,000) or more in the aggregate (either circumstance constituting a “Substantial Breach”), then the Purchaser shall have the right to either (1) obtain rescission of the purchase of Shares hereunder and receive from the Company the purchase price of the Shares, or (2) retain ownership of the Shares purchased hereunder, but either (A) recover Losses from the Company, or (B) set-off the amount of Losses against the purchase price of any Shares the Purchaser elects to purchase at the Second or Third Closing; provided, however, that this Section 8.2(b) shall apply for breaches of all representations and warranties set forth in this Agreement, with the exception of breaches of Section 3.27. For purposes of clause (i) above, it is agreed that the dollar amount of an undisclosed liability or the amount of any understatement of a liability or overstatement of an asset on the Company’s balance sheet shall be the dollar amount of the breach. If disputed by the Company, the analysis of the arbitrator shall be to determine whether a breach has occurred (if that is disputed) and/or whether it constitutes a Substantial Breach and, if so, the dollar amount of such breach. The Purchaser may assert its rights under this Section 8.2(b) by written notice to the Company which outlines the basis of and its calculation of the dollar amount of the Substantial Breach. Within thirty (30) days after its receipt of Purchaser’s notice hereunder, the Company shall either accept the Purchaser’s notice as true and provide the remedy sought or it shall dispute the Purchaser’s assertion. Failure of the Company to respond shall be deemed to constitute a denial of Purchaser’s claim. If the Company does not believe that a Substantial Breach has occurred and the parties do not otherwise resolve the dispute within thirty (30) days of the Purchaser’s notice hereunder, then the Purchaser shall have the right, at its sole discretion, to invoke the provisions of Section 9.15 for the purpose of having an arbitrator or panel of arbitrators determine whether a Substantial Breach has occurred. If the arbitrator determines that there has been a Substantial Breach, then the Purchaser shall have the rights as outlined above. Additionally, the Company shall reimburse the reasonable fees and expenses of the Purchaser incurred under this Section 8.2(b) in connection with the arbitration and the Company shall pay all of the fees of the arbitrator. Conversely, if the arbitrator determines that a Substantial Breach has not occurred, then the Purchaser shall retain its Shares and the Purchaser shall reimburse the reasonable fees and expenses of the Company incurred under this Section

8.2(b) and all of the fees of the arbitrator. If the arbitrator determines that a breach occurred but does not make a determination of whether it constitutes a Substantial Breach, then the parties shall each pay their own legal fees and expenses and one-half of the costs of the arbitrator(s) but the Purchaser shall have the right to assert a claim under Section 8.2(a). This alternative remedy shall be in effect for eighteen (18) months from the date of the Initial Closing. If the arbitrator determines that the Purchaser incurred a Substantial Breach and Purchaser elects to retain ownership of the Shares in connection with this Section 8.2(b), then notwithstanding Section 2.4(d) of this Agreement, the Protective Provisions set forth in the Amended Articles shall continue until the Purchaser no longer holds shares of Series E Preferred Stock and the right of first refusal set forth in Section 5 of the Rights Agreement shall continue for four (4) years from the date of the Initial Closing.
     9. Miscellaneous.
               9.1 Waivers and Amendments. Waivers and Amendments. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.
               9.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, U.S.A., without regard to conflict of laws principles.
               9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company cannot assign its obligations under this Agreement to any third party without the prior written consent of Purchaser. Purchaser shall have the right to assign its rights hereunder and the Shares, in part or in whole, to any other affiliate of Purchaser. For purposes of this Section 9.3, the term “affiliate” means, with respect to a specific party, a party controlling, controlled by or under common control with the party in question where control is indicated by 50% or greater equity ownership or the right to elect at least 50% of the directors of a company or the right to direct or cause the direction of the management or policies of the controlled party.
               9.4 Entire Agreement. This Agreement, the Related Agreements and the other documents delivered pursuant hereto constitute and contain the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof, and supersede any prior or contemporaneous understandings, representations, warranties, promises, agreements, conditions, negotiations, correspondence, communications, and term sheets (oral or written) between or among the parties. The parties acknowledge that they have not relied, in entering into this Agreement, the Related Agreements or the other documents and agreements delivered pursuant hereto, upon any understandings, representations, warranties, promises, agreements or conditions not specifically set forth herein.
               9.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, by overnight commercial delivery service, or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Purchaser, at the address set forth on the signature page hereto or at such address as it shall have thereafter furnished to the Company in writing, or (b) if to the Company, at 1011 East Murray Holladay Road, Salt Lake City, Utah 84117, Attention: President, or at such other address as the Company shall have furnished to the Purchaser in writing. In addition, notices from the Company to the Purchaser, shall be deemed effectively given when sent to the email address provided on signature page hereto, or such other email address as may be furnished to the Company from time to time by the Purchaser in writing. Any notice mailed to an address outside the United States shall be duplicated by counterpart fax notice.
               9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
               9.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
               9.8 Construction. The titles and subtitles of this Agreement are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement. This Agreement and its provisions contained therein and the exhibits hereto shall not be construed or interpreted for or against any party to this Agreement because said party drafted or caused the party’s legal representative to draft any of its provisions. When a reference is made in this Agreement to a Schedule, such reference is to a Schedule in the Disclosure Schedule attached to this Agreement, unless otherwise indicated.
               9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               9.10 Headings. Headings in this Agreement and the Related Agreements are for convenience of reference only and are not a part of the substance hereof or thereof.
               9.11 Plural Terms. All terms defined in this Agreement or the other agreements contemplated hereby in the singular form shall have comparable meanings when used in the plural form and vice versa.

               9.12 Finder’s Fees/Commissions. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible.
               The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses or defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
               9.13 Expenses. Irrespective of whether each of the Closings is effected, each of the parties shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
               9.14 Venue. The proper venue for any proceeding at law or in equity or under any provisions for arbitration shall be: (i) if the proceeding is initiated by the Company: Genoa, Italy; and (ii) if the proceeding is initiated by the Purchaser, Salt Lake City, Utah, U.S.A. The parties hereto do hereby waive any right to object to the venue of any such proceeding.
               9.15 Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration. The arbitration will be governed by the rules and procedures of the International Chamber of Commerce (the “ICC”) under its Commercial Arbitration Rules. Any arbitration proceeding will be before one arbitrator mutually agreed to by the parties to such proceeding. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the ICC. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.
               9.16 Currency. All references to monetary amounts in this Agreement shall be deemed to refer to U.S. dollars, lawful currency of the United States of America.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.
THE COMPANY:
TechniScan, Inc.

By:

[Signature Page to Series E Preferred Stock Purchase Agreement]